UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 14, 2025

USA TODAY CO., INC.
(Exact name of registrant as specified in its charter)

Delaware			001-36097	38-3910250
(State or Other Jurisdiction of Incorporation or Organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

175 Sully's Trail, Suite 203,	Pittsford,	New York		14534-4560
(Address of principal executive offices)				(Zip Code)

(585)	598-0030		Gannett Co., Inc.
(Registrant's telephone number, including area code)			(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	TDAY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective as of November 18, 2025 (the "Effective Date"), Gannett Co., Inc. (the "Company") changed its corporate name to USA TODAY Co., Inc., pursuant to a certificate of amendment (the "Certificate of Amendment") to the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") adopted by the Company's Board of Directors (the "Board") and filed with the Delaware Secretary of State on November 14, 2025 (the "Name Change"). Pursuant to Section 242 of the Delaware General Corporation Law (the "DGCL"), the Name Change did not require approval of the Company's stockholders and will not affect the rights of the Company's stockholders.
Additionally, the Board approved the amendment and restatement of the Company's Amended and Restated Bylaws (the "Bylaws"), effective immediately after the Name Change on the Effective Date. The changes to the Bylaws are solely intended to reflect the Name Change. In accordance with the DGCL and the provisions of the Company's organizational documents, the Board approved the Bylaws and stockholder approval was not required for such amendment and restatement.
The information set forth herein is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Certificate of Amendment and the Bylaws, filed herewith as Exhibits 3.1 and 3.2, respectively, which are incorporated by reference herein. A marked copy of the Bylaws showing the changes described above is attached hereto as Exhibit 3.3.

Item 7.01 Regulation FD Disclosure.
On November 18, 2025, the Company issued a press release announcing the Name Change and the Symbol Change (defined below). A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in Item 7.01 and Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01 Other Events.
New NYSE Ticker Symbol
In connection with the Name Change, the Company changed its trading symbol on the New York Stock Exchange for the Company's common stock, par value $0.01 per share, from "GCI" to "TDAY". The trading symbol change will be effective as of the open of trading on November 18, 2025 (the "Symbol Change").
The Symbol Change does not affect the rights of the Company's stockholders. Stockholders do not need to take any action in connection with the Name Change or Symbol Change. There will be no change to the Company's CUSIP in connection with the Name Change or Symbol Change.
New Corporate Website
In connection with the Name Change, the Company launched a new corporate website: www.usatodayco.com. The Company's investor relations information, including press releases and links to the Company's filings with the Securities and Exchange Commission, can be found on this website. The Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the Company's corporate governance documents, including, among other things, the charters of the committees of the Board, Code of Business Conduct and Ethics, and Code of Ethics for Executive Officers are available on this website. Any amendments to or waivers of the Company's Code of Business Conduct and Ethics or Code of Ethics for Executive Officers will be disclosed on this website.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, dated November 14, 2025
3.2	Second Amended and Restated Bylaws of the Company
3.3	Marked Second Amended and Restated Bylaws of the Company

99.1	Press release dated November 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Use of Website to Distribute Material Company Information
The Company's new website is www.usatodayco.com. Information contained on the Company's website is not part of this Current Report on Form 8-K. The Company uses its website as a distribution channel for material company information. Financial and other important information regarding the Company is routinely posted on and accessible on the Investor Relations and News and Events subpages of the Company's website, which are accessible by clicking on the tab labeled "Investor Relations" and "News and Events", respectively, on the website home page. Therefore, investors should look to the Investor Relations, and News and Events subpages of the Company's website for important and time-critical information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TODAY Co., Inc.

Date: November 18, 2025	By:	/s/ Trisha Gosser
Trisha Gosser
Chief Financial Officer (principal financial officer)